EXHIBIT 4






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                            AMENDMENT NO. FOUR TO THE
                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                       dated as of March 21, 1996 between

                        PENNFED FINANCIAL SERVICES, INC.

                                       and

                         REGISTRAR AND TRANSFER COMPANY

                                 as Rights Agent


     WHEREAS, the purpose of this document (this "Amendment") is to amend the Stockholder Protection Rights Agreement, dated as of March 21, 1996 and amended as of February 10, 1998, October 13, 1998 and October 30, 2003, between PennFed Financial Services, Inc., a Maryland corporation, as successor by merger to PennFed Financial Services, Inc., a Delaware corporation, and Registrar and Transfer Company, as Rights Agent (the "Rights Agreement"); and

     WHEREAS, this Amendment is in accordance with Section 5.4 of the Rights Agreement.

     NOW THEREFORE, in consideration of the premises, it is agreed as follows:

1. Section 1.1 of the Rights Agreement is hereby amended by revising the definition of "Exercise Price" to read in its entirety as follows:

          "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities or assets issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $135.00.

2. Section 1.1 of the Rights Agreement is hereby further amended by revising the definition of "Expiration Time" to read in its entirety as follows:

          "Expiration  Time" shall mean the earliest of (i) the  Exchange  Time,
     (ii) the Redemption Time and (iii) the close of business on February 24, 2014.

3. Exhibit A to the Rights Agreement (the Form of Rights Certificate) is hereby amended by revising the first paragraph thereof to read in its entirety as follows:


          "This certifies that ______________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Stockholder Protection Rights Agreement, dated as of March 21, 1996 (as amended, the "Rights Agreement"), between PennFed Financial Services, Inc. (the "Company") and Registrar and Transfer Company, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement), to purchase


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     from the  Company  at any time after the  Separation  Time (as such term is defined in the Rights Agreement) and prior to the close of business on February 24, 2014, one fully paid share of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent. The Exercise Price shall be $135.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement."

4. This Amendment may be executed in counterparts, which together shall constitute a single instrument.


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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of this
24th day of February, 2004.


ATTEST:                              PENNFED FINANCIAL SERVICES INC.




By:      /s/ Patrick D. McTernan     By:   /s/ Joseph L. LaMonica
         -----------------------           -------------------------------------
         Patrick D. McTernan               Joseph L. LaMonica
         Secretary                         President and Chief Executive Officer



ATTEST:                              REGISTRAR AND TRANSFER COMPANY




By:     /s/ Mary Rose Cascaes        By:   /s/ William P. Tatler
         -----------------------           -------------------------------------
         Name: Mary Rose Cascaes           Name: William P. Tatler
         Title: Exec. Vice President       Title: Vice President
                and Asst. Secretary